UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2013

SOUTH JERSEY INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-6364	22-1901645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ 08037
(Address of Principal Executive Offices) (Zip Code)

(609) 561-9000

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 11, 2013, South Jersey Industries, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its unsecured revolving credit agreement (such agreement, as amended by the Amendment, the “Credit Agreement”), which is syndicated among eight banks, including Wells Fargo National Bank, National Association, as administrative agent. The Amendment increases the size of the revolving credit facility from $300 million to $400 million and extends the term of the Credit Agreement from April 29, 2015 until February 9, 2018, unless earlier terminated or extended in accordance with its terms. Subject to certain conditions set forth in the Credit Agreement, the Company may increase the amount of the revolving credit facility up to a maximum aggregate amount of $500 million, although no lender is obligated to increase its commitment.

Except as set forth above, the Amendment does not materially alter the original credit agreement. Any proceeds from borrowings under the Credit Agreement may be used for general corporate purposes.

The Credit Agreement contains customary representations, warranties and covenants, including a financial covenant limiting the ratio of Indebtedness of the Company and its subsidiaries on a consolidated basis to Consolidated Total Capitalization of not more than 0.65 to 1.0 (as such terms are defined in the Credit Agreement), and customary events of default.

Many of the lenders under the Credit Agreement have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services or other services for the Company or its affiliates, and affiliates or certain of these lenders have served in the past as underwriters in public offerings of securities by the Company or its affiliates, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the Credit Agreement, as amended by the Amendment, is qualified in its entirety by reference to the text of the Amendment filed herewith and to the original credit agreement which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated April 29, 2011 and filed with the Commission on May 2, 2011.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1
First Amendment to Credit Agreement, dated as of February 11, 2013, among South Jersey Industries, Inc., the several lenders from time to time party thereto, and Wells Fargo National Bank, National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Dated: February 14, 2013	By:	/s/ David A. Kindlick
Name: David A. Kindlick
Title: Senior Vice President & Chief Financial Officer

EXHIBIT INDEX
Exhibit No.    Description_____________________________________________________

10.1
First Amendment to Credit Agreement, dated as of February 11, 2013, among South Jersey Industries, Inc., the several lenders from time to time party thereto, and Wells Fargo National Bank, National Association, as administrative agent.